QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Place Organized
Thomas Group Global LLC	Delaware

QuickLinks

  EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT